AMENDMENT #1 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

The first paragraph of the Agreement shall be amended and replaced with the following paragraph:

This Amended and Restated Employment Agreement (this "Agreement") is made and entered into as of this 7th day of December 2020 with an effective date of November 16, 2020 (the "Effective Date"), by and between Genius Brands International, Inc., a company formed under the laws of the State of Nevada, with its principal place of business at 190 N. Canon Drive, Fl#4, Beverly Hills, CA 90210 (the "Company"), and Andrew Heyward, residing at 1634 Blue Jay Way, Los Angeles, CA 90069 ("Executive").

This Amendment #1 is the only change to the Amended and Restated Employment Agreement between the Company and the Executive.

IN WITNESS WHEREOF, this Amendment #1 has been executed by the Company, by its duly authorized representative, and by the Executive, as of February 22, 2021.

THE COMPANY:

GENIUS BRAND INTERNATIONAL, INC.

By: ______________________

Name: Michael Jaffa
Title: General Counsel

THE EXECUTIVE:

Andy Heyward
Andy Heyward (Feb 22, 2021 12:55 EST)

Andrew Heyward